Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Eric Lefkofsky, Chief Executive Officer of Tempus AI, Inc. (the “Company”), and James Rogers, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.
The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 24, 2025

/s/ Eric Lefkofsky	/s/ James Rogers
Eric Lefkofsky	James Rogers
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Tempus AI, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.